UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2010

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 19, 2009, Texas Industries, Inc. (the “Company”) entered into Amendment No. 2 (the “Second Amendment”) to the Rights Agreement, dated November 1, 2006 (the “Rights Agreement”), by and between the Company and Mellon Investor Services LLC, as amended by Amendment No. 1 to the Rights Agreement, dated as of February 2, 2010.  The Second Amendment (a) increases to 20% (from 15%) the percentage of the Company’s outstanding common stock that a stockholder may own before becoming an Acquiring Person, as defined in the Rights Agreement, and (b) changes the final expiration date of the Rights Agreement from November 1, 2012 to December 31, 2010.  The foregoing summary of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

In connection with the Second Amendment, on July 16, 2010, the Company entered into a Standstill Agreement (the “Standstill Agreement”) with NNS Holding and Mr. Nassef Sawiris (NNS Holding, Mr. Sawiris and all of their respective affiliates and associates, the “NNS Parties”).  Under the Standstill Agreement, the NNS Parties have agreed not to take certain actions with respect to the Company during the Standstill Period (as defined below), including among other things not to (a) effect or seek to effect any acquisition of beneficial ownership of any securities, assets or businesses of the Company or any of its subsidiaries, provided that the NNS Parties may (i) acquire beneficial ownership of the Company’s common shares if, upon such acquisition, the aggregate beneficial ownership of the NNS Parties would not at any time exceed 20% of the number of common shares of the Company that are then outstanding, and (ii) acquire beneficial ownership of publicly held notes issued by the Company if upon such acquisition the aggregate beneficial ownership of such notes by the NNS Parties would not at any time be in excess of 20% of the outstanding principal amount thereof, (b) effect or seek to effect any tender offer, exchange offer, merger, acquisition, recapitalization or other extraordinary transaction involving the Company or any of its subsidiaries, subject to certain exceptions, or (c) effect or seek to effect, or participate in, any solicitation of proxies or consents to vote, or recommendation to other holders how to vote, any voting securities of the Company with respect to the election of directors or any other proposal to be considered at any meeting of shareholders of the Company or present any proposal, including nominations for directors, for consideration at any meeting of shareholders.  The Standstill Period is defined in the Standstill Agreement to mean the period beginning on the date that the Second Amendment becomes effective and ending on December 31, 2011.  The foregoing summary of the Standstill Agreement is qualified in its entirety by reference to the full text of the Standstill Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders

On July 19, 2010, the Company amended its Rights Agreement.  The information in the first paragraph under Item 1.01 of this report is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On July 20, 2010, the Company issued a press release relating to the matters described in Item 1.01 of this report.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amendment No. 2 to Rights Agreement, dated as of July 19, 2010, by and between the Company and Mellon Investor Services LLC.

10.1	Standstill Agreement, dated as of July 16, 2010, by and between the Company, NNS Holding and Mr. Nassef Sawiris.

99.1	Press Release issued by Texas Industries, Inc., dated July 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS INDUSTRIES, INC. By: /s/ Kenneth R. Allen
Date: July 20, 2010	Kenneth R. Allen Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description.

4.1	Amendment No. 2 to Rights Agreement, dated as of July 19, 2010, by and between the Company and Mellon Investor Services LLC.

10.1	Standstill Agreement, dated as of July 16, 2010, by and between the Company, NNS Holding and Mr. Nassef Sawiris.

99.1	Press Release issued by Texas Industries, Inc., dated July 20, 2010.